UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Agilent Technologies, Inc. (“Agilent”) and Bruker Corporation (“Bruker”) announced on March 9, 2010 that they entered into a definitive asset purchase agreement pursuant to which Bruker will acquire certain product lines of Varian, Inc. As previously disclosed, Agilent committed to divest those product lines in connection with obtaining regulatory approval for Agilent’s pending acquisition of Varian.

The product lines to be acquired by Bruker are:

•	Varian’s inductively coupled plasma mass spectrometry (ICP-MS) instruments business;

•	Varian’s laboratory gas chromatography (Lab GC) instruments business; and

•	Varian’s gas chromatography triple-quadrupole mass spectrometry (GC-MS QQQ) instruments business.

Agilent and Bruker announced that their transaction is subject to customary closing conditions and regulatory approvals, and is expected to close shortly after Agilent completes its acquisition of Varian (which Agilent anticipates will occur by April 30, 2010, following regulatory approvals).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ A.W. HOMAN
A.W. Homan Senior Vice President, General Counsel and Secretary

Date: March 10, 2010